CommScope Logo


                                                          Exhibit 1
                                                          ---------

                                 CommScope, Inc.
                                 General Instrument Corporation
                                 1375 Lenoir-Rhyne Blvd.  P.O. Box 339
                                 Hickory, North Carolina 28603-0339
                                 Tel 800 982 1708    704 324 2200
                                 FAX 704 324 2760


                                 July 25, 1997


Instrument Partners
c/o Forstmann Little & Co.
767 Fifth Avenue, 44th Floor
New York, New York 10153

Forstmann Little & Co.
  Subordinated Debt and Equity
  Management Buyout Partnership-IV
c/o Forstmann Little & Co.
767 Fifth Avenue, 44th Floor
New York, New York 10153


          Re:  Registration Rights

          CommScope, Inc. hereby agrees to provide to each of Instrument Partners and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV") all the rights and privileges afforded them by General Instrument Corporation ("General Instrument") and GI Corporation in respect of General Instrument common stock under the Registration Rights Agreement, dated as of April 6, 1992, among General Instrument, GI Corporation, Instrument Partners and MBO-IV (the "Registration Rights Agreement"), with respect to the shares of common stock of CommScope which each of Instrument Partners and MBO-IV will receive as a pro rata dividend from NextLevel Systems, Inc., and that such shares of CommScope common stock shall be included in the definition of "Registrable Securities" for all purposes set forth in the Registration Rights Agreement. Each of Instrument Partners and MBO-IV hereby agrees to provide to CommScope all of the rights and privileges afforded by them to General Instrument and GI Corporation under the Registration Rights Agreement.

                                 CommScope, Inc.


                                 By: /s/ Frank B. Wyatt, II
				     -------------------------
                                     Name:  Frank B. Wyatt, II
                                     Title: Secretary


Acknowledged and Agreed to as
of the date first above written:

Instrument Partners


By: /s/ Winston W. Hutchins
    ------------------------------
    Name:  Winston W. Hutchins
    Title: General Partner of, FLC
	   XXII Partnership, as
	   General Partner

Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV


By: /s/ Winston W. Hutchins
    ------------------------------
    Name:  Winston W. Hutchins
    Title: General Partner of, FLC
	   Partnership, as
	   General Partner